                                                                   Exhibit 10.22




                                            March 7, 1997




Timothy DeMello
President
Streamline, Inc.
27 Dartmouth Street
Westwood, Massachusetts 02090

Dear Tim,

We're very excited about working with you as your technology partner to help create an array of capabilities to support Streamline's multi-channel strategy.

This letter will serve to confirm our mutual understanding of the services Elm Square Technologies, Inc. (hereafter "Elm Square") will provide Streamline, Inc. (hereafter "Streamline").

The parties to this agreement are Elm Square Technologies, Inc. with a primary business address of Three Dundee Park, Andover, Massachusetts 01810 and Streamline, Inc. with a primary business address of 27 Dartmouth Street, Westwood, Massachusetts 02090.

SCOPE AND DELIVERABLES

Elm Square will create a World Wide Web-based customer support system for Streamline, Inc. that will perform the following basic functions:

     - customer order processing
     - customer service
     - interactive marketing

The system will be designed to capitalize on the unique capabilities of WebTV and it will be able to operate in any HTML environment including traditional browsers. The system project will be organized in five consecutive releases. Although each release will feature an array of capabilities, they will broadly represent the following levels of functionality:


                                    -Page 1-

RELEASE 1 - BASIC ORDER PROCESSING

The goal of Release 1 is to provide Web-based ordering that clearly exceeds the capabilities offered by competing services.

     WEB SITE

     - Personalized market page
     - Creation and modification of orders covering all products and services
     - Creation and modification of personal lists
     - Product browsing including category drill down
     - Product search using free-form text and fielded text
     - Current order status display
     - Limited account information and maintenance
     - Offline customer service & FAQ

     SYSTEM INFRASTRUCTURE

     - Web server
     - Database server
     - Customer database
     - Extended UPC database

RELEASE 2 - ADVANCED ORDER PROCESSING

This release extends the order processing and account management capabilities.

     WEB SITE

     - Auto-replenishment
     - Review and update customer profile
     - Customer preferences
     - Complete account information and maintenance
     - Automated customer service triage and responses

RELEASE 3 - INTERACTIVE MARKETING

This release introduces the ability to perform certain marketing activities (incl. sampling and other promotions) based on customers' unique demographic attributes and prior purchase activity.


                                    -Page 2-

     WEB SITE

     - Actionable billboards (web banners that support direct purchasing)
     - Personalized opportunities (customer specific sales propositions)
     - Web-presence site (core marketing page, etc.)
     - Realtime customer service

RELEASE 4 - AUTOMATED INVENTORY AND ORDER PROCESSING SUPPORT

This release automates the manual interfaces with other Streamline systems, including the systems used to manage the CRC and the enterprise financial reporting.

     SYSTEM INFRASTRUCTURE

     - Integration of the inventory management system
     - Integration of the enterprise management system

RELEASE 5 - FULL CHANNEL ADVERTISING SUPPORT

Based on the availability of functional capability within the WebTV device
(Sony), this release will support limited full motion video promotions.

     WEB SITE

     - WebTV Full Motion Video

Each release will be customer-ready and with the intent of installation in some or all of the test market homes. In the first three releases described above, communication with inventory management / order fulfillment activities will be accomplished through a printed order summary sheet. The final design of each release will be determined by the joint design team.

The associated file management system (database) will contain customer profiles, personal shopping information & lists, and complete transactional history including all support service interactions. To the extent that it is economically viable, the system will also maintain full UPC coded product information, including descriptions, prices, brand and product images, nutritional information and product ingredients.




                                    -Page 3-

SERVICES TO BE PROVIDED

     Elm Square will provide the following services:

     - strategic technical leadership,
     - systems integration,
     - project management,
     - software design and development,
     - platform selection,
     - network design and supervision, and
     - external supplier management.

FEES, EXPENSES AND TERM

This agreement shall be in force for ten months commencing March 1, 1997 and ending December 31, 1997. A monthly fee of $125,000.00 shall be received from Streamline at Elm Square on or prior to the last regular business day of each month. These fees will cover the following items for the term of this agreement:

     - Elm Square personnel associated with the development activity
     - travel expenses for Elm Square personnel
     - network support hardware for the development activity
     - all telecommunications to and from Elm Square
     - all licenses and fees for software and information used in this application

CONFIDENTIALITY

Elm Square shall render undivided loyalty and allegiance to Streamline in relations to its obligations under this agreement. Elm Square shall not, at any time, without prior written consent of Streamline, disclose to any third party any Confidential Information. Elm Square shall keep such information secret and confidential and shall take reasonable precautions to prevent any unauthorized use or disclosure of the Confidential Information.

For the purposes of this agreement, "Confidential Information" means any of Streamline's information, whether of a technical, business or other nature, including but not limited to, information which relates to Streamline's trade secrets, products, promotional materials, developments, proprietary rights or business affairs. Confidential Information does not include any information that:




                                    -Page 4-

(a.) was in the public domain at the time of Streamline's communication thereof to Elm Square, or was entered into the public domain through no fault of Elm Square subsequent to the time of Streamline's communication thereof to Elm Square;

(b.) was developed by employees or agents of Elm Square independently of and without reference to any of Streamline's information or other information that Streamline has disclosed in confidence to any third party; or

(c.) is subject to disclosure pursuant to an order, decree, subpoena or other validly issued judicial or administrative proce-

OWNERSHIP

All systems specifically designed and developed for Streamline shall remain the property of Streamline. This shall include, but not be limited to, all externally purchased creative designs and proprietary information contained within the associated file management systems. Elm Square will retain ownership rights to any and all hardware systems utilized on Elm Square's premises.

CANCELLATION

Streamline may terminate the contract at any time by providing two months written notice to Elm Square. The actual date of termination will be the same day of the month two months later that written notice was given, and the final month's payment will be prorated based on that date. For example, notice given on May 20, 1997 would result in a termination as of July 20, 1997 and the July payment would be 20/31 of $125,000.00.

NOTICES

All notices, communications and payments which are required under this agreement or which the parties agree to provide each other shall be in writing to the respective individuals and addresses below unless notified in writing of an alternate address.

GOVERNING

This agreement, and all rights of the parties thereunder, shall be governed by the laws of the Commonwealth of Massachusetts.



                                    -Page 5-

If you are in agreement with the terms and conditions as outlines above, please sign one copy of the letter in the space provided and return it to us.


                                                 Sincerely,


                                                 /s/ Thomas O. Jones
                                                 ------------------------------

                                                 Thomas O. Jones
                                                 President
                                                 Elm Square Technologies
                                                 Three Dundee Park
                                                 Andover, MA 01810


The foregoing is hereby accepted by Streamline, Inc.

Timothy DeMello
President
Streamline, Inc.
27 Dartmouth Street
Westwood, Massachusetts 02090

Signature:        /s/ Timothy A. Demello
                  -------------------------------

Date:
                  -------------------------------






                                    -Page 6-